Exhibit 4.2

EXECUTION VERSION

PRUDENTIAL FINANCIAL, INC.

                                             as Issuer

TO

THE BANK OF NEW YORK

                                as Trustee

Second Supplemental Indenture

Dated as of December 12, 2006

$2,000,000,000 Floating Rate Convertible Senior Notes

due December 12, 2036

TABLE OF CONTENTS1

[1]	This Table of Contents shall not, for any purpose, be deemed a part of the Indenture.

i

ii

SECOND SUPPLEMENTAL INDENTURE, dated as of December 12, 2006 (the “Second Supplemental Indenture”), between PRUDENTIAL FINANCIAL, INC., a corporation duly organized and existing under the laws of the State of New Jersey (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered an indenture, dated as of April 25, 2003 (the “Base Indenture”), which was supplemented by the First Supplemental Indenture, dated as of November 16, 2005 (the “First Supplemental Indenture” and together with the Base Indenture and with this Second Supplemental Indenture, the “Indenture”), to the Trustee to provide for the future issuance of the Company’s senior debt securities (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment, authentication and issuance of a new series of its Securities to be known as its “Floating Rate Convertible Senior Notes due December 12, 2036” (the “Convertible Notes”), the form and substance of such Convertible Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and has satisfied all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Convertible Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and binding obligations of the Company and all acts and things necessary have been done and performed to make this Second Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects:

NOW, THEREFORE, in consideration of the purchase and acceptance of the Convertible Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Convertible Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definition of Terms.

Unless the context otherwise requires:

(a) a term defined or interpreted pursuant to the Base Indenture has the same meaning when used in this Second Supplemental Indenture;

(b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) the following terms have the meanings given to them in this Section 1.1(e):

“3-month LIBOR” means:

(i)	the rate for three-month deposits in U.S. dollars commencing on the related LIBOR Rate Reset Date, that appears on the Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date; or

(ii)	if no rate appears on the particular LIBOR Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Trustee as the arithmetic mean of at least two offered quotations obtained by the Trustee after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Trustee with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the related LIBOR Rate Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that LIBOR Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; or

(iii)	if fewer than two offered quotations referred to in clause (ii) above are provided as requested, the rate calculated by the Trustee as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular LIBOR Determination Date by three major banks in The City of New York selected by the Trustee for loans in U.S. dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; or

(iv)	if the banks so selected by the Trustee are not quoting as mentioned in clause (iii) above, 3-month LIBOR in effect on the particular LIBOR Determination Date.

“Acquirer Common Stock” shall have the meaning set forth in the definition of “Public Acquirer Change in Control”.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interests therein, or involving a Convertible Note in definitive form, the rules and procedures of the Depositary for such Global Security or such Convertible Note in definitive form, as the case may be, in each case to the extent applicable to such transaction and as in effect from time to time.

“Beneficial Owner” has the meaning determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Commission under the Exchange Act, or any successor provision, except that (i) a Person shall be deemed to have “beneficial ownership” of all shares of the Company’s Common Stock that the Person has the right to acquire, whether exercisable immediately or only after the passage of time and (ii) any percentage of beneficial ownership shall be determined using the definition in clause (i) in both the numerator and the denominator.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, provided that such Business Day is also a London Banking Day.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change in Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s properties and assets, to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a “Group”); (ii) the approval by the holders of the Company’s capital stock of any plan or proposal for the Company’s liquidation or dissolution, whether or not otherwise in compliance with the provisions of the Indenture; (iii) any Person or Group, other than the Company or any of the Company’s Subsidiaries, or any employee benefit plan of the Company’s or any of the Company’s Subsidiaries, becomes the Beneficial Owner, directly or indirectly, of shares of the Company’s voting stock representing more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding voting shares; or (iv) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

“Closing Sale Price” on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Acquirer Common Stock as reported in composite transactions on The New York Stock Exchange or the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market System.

“Common Stock” shall mean shares of the Company’s Common Stock, $.01 par value per share, as they exist on the date of this Second Supplemental Indenture.

“Common Stock Price” on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Common Stock as reported in composite transactions on The New York Stock Exchange or the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market System. If the Common Stock is not so quoted, the “Common Stock Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors as of the date of this Second Supplemental Indenture or (b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Conversion Price” means $104.208 per share of Common Stock as of the date of this Second Supplemental Indenture, subject to the adjustments described in Section 5.5 of this Second Supplemental Indenture.

“Conversion Rate” means the number of shares of Common Stock equal to $1,000 divided by the Conversion Price, which as of the date of this Second Supplemental Indenture, shall be 9.5962 prior to any adjustment thereto pursuant to Article V of this Second Supplemental Indenture.

“Daily Conversion Value” means, for each of the 10 consecutive Trading Days during the Observation Period, one-tenth of the product of (i) the applicable Conversion Rate and (ii) the Common Stock Price (or the consideration into which the Company’s Common Stock has been converted in connection with certain corporate transactions contemplated by this Second Supplemental Indenture) on such day.

“Daily Settlement Amount,” for each of the 10 Trading Days during the Observation Period consists of: (i) an amount in cash equal to the lesser of $100 and the Daily Conversion Value relating to such day; and (ii) to the extent such Daily Conversion Value exceeds $100, a number of shares equal to (i) the difference between such Daily Conversion Value and $100, divided by (ii) the Common Stock Price for such day.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Holder”, or “Holder of Convertible Notes”, means the Person in whose name a Convertible Note is registered in the Security Register.

“Institutional Accredited Investor” or “IAI” means an institutional investor that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (or any successor provision), as it may be amended from time to time.

“Initial Purchasers” shall mean Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

“LIBOR Determination Date” means the second London Banking Day preceding each LIBOR Rate Reset Date.

“LIBOR Rate Reset Date” means the 12th day of the months of March, June, September and December of each year commencing on March 12, 2007.

“Liquidated Damages” has the meaning set forth in the Registration Rights Agreement.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in U.S. dollars, in London.

“Market Price” means the average of the Common Stock Prices for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring the computation thereof, appropriately adjusted (as determined in good faith by the Board of Directors, whose determination shall be conclusive) to take into account the occurrence, during the period commencing on the first of such 20 consecutive Trading Days and ending on such record date, of any event requiring adjustment of the Conversion Price under this Second Supplemental Indenture.

“Moneyline Telerate Page 3750” means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

“Observation Period” with respect to any Convertible Note means the 10 consecutive Trading Day period beginning on and including the second Trading Day after delivery of the Conversion Notice to the Conversion Agent pursuant to Section 5.2(a) of this Second Supplemental Indenture or the delivery of the appropriate instructions to the Conversion Agent pursuant to the Applicable Procedures as referred to in clause (v) of said Section 5.2(a), provided that, in connection with any Conversion Notice (or appropriate instructions) received after the date of issuance of a notice of redemption of the Convertible Notes pursuant to Section 3.1 of this Second Supplemental Indenture, the Observation Period means the 10 consecutive Trading Days beginning on and including the 13th scheduled Trading Day prior to the applicable Redemption Date.

“Over-Allotment Option” shall mean the option granted to the Initial Purchaser pursuant to the Purchase Agreement to purchase up to an additional $300,000,000 principal amount of Convertible Notes.

“Public Acquirer Change in Control” means any transaction described in clause (iii) of the definition of Change in Control where the acquirer, or any entity that is a direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate ordinary voting power of all shares of such acquirer’s Capital Stock that are entitled to vote generally in the election of directors, but in each case other than the Company, has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market System or which will be so traded or quoted when issued or exchanged in connection with such Change in Control. Such acquirer’s or other entity’s class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market System or which will be so traded or quoted when issued or exchanged in connection with such Change in Control is herein referred to as “Acquirer Common Stock.”

“Purchase Agreement” means the Purchase Agreement, dated December 7, 2006, between the Company and the Initial Purchasers relating to the Convertible Notes.

“Redemption Date” means the date fixed for the redemption of the Convertible Notes pursuant to Section 3.1 of this Second Supplemental Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated December 12, 2006, between the Company and the Initial Purchasers relating to the Convertible Notes.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Tax Original Issue Discount” means the amount of ordinary interest income on a Convertible Note that must be accrued as original issue discount for U.S. federal income tax purposes pursuant to Treasury regulation section 1.1275-4 or any successor provision.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Second Supplemental Indenture, provided that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means any regular or abbreviated trading day of The New York Stock Exchange or of the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, of the Nasdaq National Market.

“Trading Price” on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Convertible Notes obtained by the Trustee for $5,000,000 principal amount of the Convertible Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include the Initial Purchasers; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one such bid or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Convertible Notes, then the Trading Price of the Convertible Notes will be determined in good faith by the Company, taking into account in such determination such factors as it, in its sole discretion, deems appropriate.

“Transfer Restricted Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto.

SECTION 1.2. Other Definitions.

Term	Defined in Section

Accepted Purchased Shares	5.5(f)(ii)
Accredited Investor Certificate	2.7(a)(ii)
Additional Shares	5.1(b)(i)
Agent Member	2.7(d)(ii)
Change in Control Repurchase Date	3.3(a)
Change in Control Repurchase Notice	3.3(e)
Change in Control Repurchase Price	3.3(a)
Company Change in Control Repurchase Notice	3.3(b)
Company Repurchase Notice	3.2(g)
contingent payment regulations	6.6(a)
Conversion Agent	5.16
Conversion Date	5.2(a)
Conversion Notice	5.2(a)
Definitive Transfer Restricted Security	2.7(d)(i)
Dividend Threshold Amount	5.5(e)
Effective Date	5.1(b)(ii)
Ex-Dividend Date	5.5(b)(iii)
Initial Interest Rate	2.5(b)
Interest Payment Date	2.5(b)
Notice of Redemption	3.1(c)
Offer Expiration Time	5.5(d)(i)
Paying Agent	2.8
Pre-Dividend Sale Price	5.5(e)(i)
Purchased Shares	5.5(d)(ii)
QIB	2.7(a)(i)
Record Date	2.6(a)
Repurchase Date	3.2(a)
Repurchase Notice	3.2(b)(i)
Repurchase Price	3.2(a)
Rule 144A Information	4.1
Share Price	5.1(b)(ii)
Spinoff Valuation Period	5.5(c)(ii)(B)
transfer	2.7(c)
Transfer Restricted Global Security	2.7(d)(i)
Transfer Restricted Securities	2.7(c)

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE SECURITIES

SECTION 2.1. Designation, Principal Amount and Authorized Denomination.

There is hereby authorized and established a series of Securities designated as “Floating Rate Convertible Senior Notes due December 12, 2036”, limited in aggregate principal amount to $2,000,000,000 (or $2,300,000,000, if the Over-Allotment Option is exercised in full), which amount to be issued shall be as set forth in any Company Order for the authentication and delivery of Securities pursuant to the Base Indenture. The Convertible Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

SECTION 2.2. Maturity.

The Stated Maturity of the principal of the Convertible Notes shall be December 12, 2036.

SECTION 2.3. Form and Terms of Convertible Notes.

(a) The Convertible Notes shall be substantially in the form, and shall have the terms, set forth on Exhibit A, which in its entirety is made a part of this Second Supplemental Indenture and is incorporated by reference herein as if set forth in full herein. In the event of any conflict between the provisions set forth in Exhibit A and the provisions set forth in the Indenture, the provisions of the Indenture shall control. The Convertible Notes may have any notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in writing.

(b) The terms and provisions contained in the Convertible Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.4. Global Securities.

The Convertible Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described in Section 305(h) of the Base Indenture, Convertible Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Convertible Notes in definitive form; provided, that any election of the Company to issue Convertible Notes in definitive form pursuant to clause (ii) of said Section 305(h) and to effect transfers of such definitive Convertible Notes pursuant to Section 2.7(d) hereof shall be subject to the Applicable Procedures of the Depositary. The Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

SECTION 2.5. Payment of Principal; Interest Rate and Payment Dates; Liquidated Damages.

(a) The principal of the Convertible Notes shall be due on December 12, 2036 (unless earlier repurchased, redeemed or converted). The Company shall pay interest on any overdue principal amount at the interest rate borne by the Convertible Notes at the time such interest on the overdue principal amount accrues, compounded quarterly.

(b) The Convertible Notes shall bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 2.40%, and will initially bear interest at a rate of 2.95313% (the “Initial Interest Rate”), provided that such rate shall never be less than 0% per annum. Interest shall be payable quarterly in arrears on each March 12, June 12, September 12 and December 12 (each, an “Interest Payment Date”), commencing on March 12, 2007. If any Interest Payment Date (other than an Interest Payment Date coinciding with a Redemption Date, Repurchase Date, Change in Control Repurchase Date or the Stated Maturity of the principal of the Convertible Notes) falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, provided that, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be brought forward to the immediately preceding Business Day. If the Redemption Date, Repurchase Date, Change in Control Repurchase Date or the Stated Maturity of principal of the Convertible Notes shall fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Redemption Date, Repurchase Date, Change in Control Repurchase Date or the Stated Maturity to such next succeeding Business Day. Interest on the notes will accrue from December 12, 2006 or, if interest has already been paid or duly provided for, from the date on which it was most recently paid or duly provided for. The per annum interest rate shall be reset on each LIBOR Rate Reset Date.

(c)     (i) Interest on the notes will be computed using the actual number of days elapsed between the LIBOR Rate Reset Dates divided by 360. All percentages resulting from any calculation on the Convertible Notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward and all dollar amounts used in or resulting from that calculation on the Convertible Notes will be rounded to the nearest cent, with one-half cent being rounded upward. The Company will pay interest and Liquidated Damages, if any, on the Convertible Notes at the Corporate Trust Office of the Trustee in The City of New York.

(ii) If any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the immediately preceding Business Day. The interest rate in effect on any LIBOR Rate Reset Date will be the applicable rate as reset on that date and the interest rate in effect on any other day will be the interest rate in effect on the next preceding LIBOR Rate Reset Date or if there was no preceding LIBOR Rate Reset Date, the interest rate in effect on that day shall be the Initial Interest Rate.

(d) The Trustee shall determine 3-month LIBOR on each LIBOR Determination Date.

(e) The Holders of the Convertible Notes shall be entitled to the benefits of the Registration Rights Agreement, including the right to receive Liquidated Damages in the event of Registration Defaults (as defined in the Registration Rights Agreement) under Section 7 thereof, such Liquidated Damages to be payable at the same times and to the same Persons as regular interest is payable with respect to the Convertible Notes, it being understood that any reference in this Second Supplemental Indenture to “interest” shall be deemed to include “Liquidated Damages” if then owing in accordance with the terms of the Registration Rights Agreement. If at any time Liquidated Damages become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Liquidated Damages that are payable, (ii) the date from which such Liquidated Damages shall accrue, and (iii) the date on which such Liquidated Damages are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable.

SECTION 2.6. Method of Payment.

(a) The Company will pay interest (including Liquidated Damages, if any) on the Convertible Notes to the Person who is the registered Holder of a Convertible Note at the close of business on March 1, June 1, September 1 and December 1, whether or not a Business Day (each, a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date, provided that interest payable upon repurchase or redemption of the Convertible Notes pursuant to Article III or at the Stated Maturity of principal (including any such date that is an Interest Payment Date) shall be paid to the Person to whom principal is payable) and provided that subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity (including the interest payable on the date such amounts are due), as the case may be, to the Holder who surrenders a Convertible Note to the Paying Agent (as defined below) to collect such payments in respect of the Convertible Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

(b) Notwithstanding Section 2.6(a), if a Holder is holding Convertible Notes in definitive form, the Company shall pay interest (including Liquidated Damages, if any), other than interest payable at the Stated Maturity of principal or on a Redemption Date, Repurchase Date or Change in Control Repurchase Date, by check mailed to such Holder. If a Holder is holding at least $1,000,000 principal amount of Convertible Notes in definitive form, such Holder may receive such interest payments by wire transfer provided that such Holder has notified the Trustee in writing at the Trustee’s Corporate Trust Office, on or before the Record Date before the applicable Interest Payment Date, other than an Interest Payment Date at the Stated Maturity of principal or on a Redemption Date, Repurchase Date or Change in Control Repurchase Date, that such Holder chooses to have interest on such Holder’s Convertible Notes payable on such Interest Payment Date and all subsequent Interest Payment Dates paid by wire transfer of immediately available funds to an account at a bank (that has facilities to receive wire transfers) in The City of New York, or in another city designated by such Holder and agreed to by the Company and the Trustee. Such payment method will apply until such Holder provides the Trustee written notice to the contrary. The Company shall pay the principal of and interest (including Liquidated Damages, if any) on any Convertible Note in definitive form that is due at the Stated Maturity of principal, the Redemption Date, Repurchase Date or Change in Control Repurchase Date in immediately available funds against presentation of such Convertible Note in definitive form at the Corporate Trust Office of the Trustee in The City of New York or at any other office or agency of the Trustee in The City of New York that the Trustee may designate to such Holder in writing; provided if any such payment is to be made by wire transfer, the Trustee must have received appropriate wire transfer instructions in writing from any Holder being so paid at least two Business Days prior to the relevant date.

SECTION 2.7. Transfer and Exchange.

(a)     (i) Notwithstanding any other provision of this Second Supplemental Indenture or the Convertible Notes, until the expiration of the applicable holding period set forth in Rule 144(k) of the Securities Act (or any successor provision), the Convertible Notes may not be offered, sold, pledged or otherwise transferred in whole or in part except (i) to a Person whom the transferor reasonably believes is a qualified institutional buyer, as such term is defined in Rule 144A (a “QIB”), acquiring for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) subject to Section 2.7(d) below, to an institutional investor that is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to an exemption from registration under the Securities Act (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to the Company or any of its Subsidiaries, in each of cases (i) through (v) in accordance with any applicable securities laws of any state of the United States and other jurisdictions. Whenever, prior to the expiration of such holding period, any Convertible Note is presented or surrendered for registration of transfer or exchange for a Convertible Note registered in a name other than that of the Holder thereof, such Convertible Note must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Convertible Note, (and in the case of a proposed transfer to an IAI, by an Accredited Investor Certificate signed by the proposed transferee substantially in the form set forth in Exhibit D and by an Opinion of Counsel acceptable to the Company) as to compliance with such restrictions on transfer. The Security Registrar shall not be required to accept for such registration of transfer or exchange any Convertible Note not so accompanied by such properly completed certificates and Opinion of Counsel, as applicable.

(ii) Notwithstanding any other provision of this Second Supplemental Indenture or the Convertible Notes, any Convertible Notes that are to be reoffered and resold to Institutional Accredited Investors that are not QIBs, may be resold in each case only to an Institutional Accredited Investor that has executed and delivered to the Trustee, as Security Registrar, a certificate substantially in the form of Exhibit D hereto (an “Accredited Investor Certificate”), and shall be issued in definitive, fully registered form without interest coupons, substantially in the form set forth herein, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Any Convertible Note sold to Institutional Accredited Investors in accordance with the foregoing sentence shall not be issued in the form of a Global Security; provided, however, that Convertible Notes in definitive from may be transferred to QIBs in accordance with Rule 144A and exchanged for interests in Global Securities pursuant to Section 2.7(d) below. Convertible Notes in definitive form shall be duly executed by the Company and authenticated by the Trustee as provided herein, and shall be registered in the name of the Institutional Accredited Investor purchasing such Convertible Note in definitive form, if any.

(b) Any certificate evidencing a Convertible Note (and all securities issued in exchange therefore or substitution thereof) shall bear the Transfer Restricted Securities Legend, unless (1) such Convertible Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, (2) such Convertible Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or any successor provision) or (3) otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

(c) Every Convertible Note that bears or is required under this Section 2.7 to bear the Transfer Restricted Securities Legend (the “Transfer Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.7 (including those set forth in the Transfer Restricted Securities Legend), and the Holder of each such Transfer Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.7, the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Transfer Restricted Security or any interest therein.

(d)     (i) Transfer of a Definitive Transfer Restricted Security to a Transfer Restricted Global Security. Notwithstanding anything herein to the contrary, if the Holder of a definitive Convertible Note that is a Transfer Restricted Security (a “Definitive Transfer Restricted Security”) wishes at any time to transfer such Definitive Transfer Restricted Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Transfer Restricted Security that is a Global Security (a “Transfer Restricted Global Security”), such transfer may be effected, subject to the other provisions of this Indenture and the Applicable Procedures, only in accordance with this Section 2.7(d). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from any member or participant in the Depositary (an “Agent Member”) directing the Depositary to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Transfer Restricted Global Security, in a principal amount equal to the principal amount of the Definitive Transfer Restricted Security to be so transferred and (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with such beneficial interest; and upon receipt by (2) the Trustee of (A) the Definitive Transfer Restricted Security to be transferred and (B) notification from the Depositary of the transaction described in (1) above, the Trustee shall cancel the Definitive Transfer Restricted Security and instruct the Depositary to increase the principal amount of the Transfer Restricted Global Security by the principal amount of the Definitive Transfer Restricted Security so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding principal amount of the Transfer Restricted Global Security.

(ii) Transfers by IAIs. In connection with any transfer of a definitive Convertible Note by an Institutional Accredited Investor, such Institutional Accredited Investor shall be required, prior to such transfer, to furnish to the Company and the Trustee, as Security Registrar, an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(iii) Transfers to IAIs. In connection with any transfer of any Convertible Note to an Institutional Accredited Investor, such Institutional Accredited Investor shall be required, prior to such transfer, to furnish to the Company and the Trustee, as Security Registrar, an Accredited Investor Certificate executed by such Institutional Accredited Investor and an Opinion of Counsel having substantial experience in practice under the

Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(e) Any Convertible Note (or Convertible Note issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Transfer Restricted Securities Legend have been satisfied may, upon surrender of such Convertible Note for exchange to the Security Registrar in accordance with the provisions of this Section 2.7, be exchanged for a new Convertible Note or Convertible Notes, of like tenor and aggregate principal amount, which shall not bear the Transfer Restricted Securities Legend. If the Transfer Restricted Security surrendered for exchange is represented by a Global Security bearing a Transfer Restricted Securities Legend, the principal amount of the Global Security so legended shall be reduced by the appropriate principal amount and the principal amount of a Global Security without the Transfer Restricted Securities Legend shall be increased by an equal principal amount. If a Global Security without the Transfer Restricted Securities Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Security without the Transfer Restricted Securities Legend to the Depositary. The Security Registrar shall not be required to remove any Transfer Restricted Securities Legend from a Convertible Note unless directed to do so in an Officers’ Certificate.

(f) The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second Supplemental Indenture or under applicable law with respect to any transfer of a beneficial interest in any Convertible Note that is a Global Security (including any transfers between or among Depositary participants, indirect participants or Beneficial Owners in any such Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Second Supplemental Indenture and to examine the same to determine substantial compliance as to form with the express requirements of this Second Supplemental Indenture.

SECTION 2.8. Paying Agent.

The Company shall maintain an office or agency where Convertible Notes may be presented for payment (the “Paying Agent”). If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607 of the Base Indenture. The Company or any of its Subsidiaries or an Affiliate of the Company or any of its Subsidiaries may act as Paying Agent. The Company initially appoints the Trustee as Paying Agent in connection with the Convertible Notes.

ARTICLE III

REPURCHASES AND REDEMPTION

SECTION 3.1. Redemption of Convertible Notes at the Option of the Company.

(a) Beginning on December 13, 2007 and during the period thereafter to maturity, the Convertible Notes are redeemable as a whole at any time, or in part from time to time, in any integral multiple of $1,000, at the option of the Company for cash at a Redemption Price equal to

100% of the principal amount, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Redemption Date.

(b) A Notice of Redemption (as defined below) pursuant to this Section 3.1 shall contain the information required under Section 3.1(c) and will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Convertible Notes to be redeemed at the Holder’s address appearing in the Security Register. If money sufficient to pay the Redemption Price of all Convertible Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, on and after such Redemption Date, interest (including Liquidated Damages, if any) shall cease to accrue on such Convertible Notes or portions thereof. Convertible Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

(c) Section 1104 of the Base Indenture is amended to read in its entirety as follows with respect to the Convertible Notes: “At least 30 days but not more than 60 days before any Redemption Date, the Company shall mail a notice of redemption (the “Notice of Redemption”) by first-class mail, postage prepaid, to each Holder of Convertible Notes to be redeemed at such Holder’s address appearing in the Security Register.

The Notice of Redemption shall identify the Convertible Notes to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price and, to the extent known at the time of such notice the amount of accrued but unpaid interest (including Liquidated Damages, if any) payable on the Redemption Date;

(iii) the current Conversion Price;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) that Convertible Notes called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

(vi) that Holders who want to convert Convertible Notes must satisfy the requirements set forth in the Convertible Notes and Article V of the Second Supplemental Indenture;

(vii) that Convertible Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price therefor, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon;

(viii) if fewer than all the outstanding Convertible Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Convertible Notes to be redeemed;

(ix) that, unless the Company defaults in paying the Redemption Price, interest (including Liquidated Damages, if any) on Convertible Notes called for redemption will cease to accrue on and after the Redemption Date and the Convertible Notes called for redemption will cease to be Outstanding; and

(x) the CUSIP number of the Convertible Notes called for redemption.

(d) At the Company’s request, the Trustee shall give the Notice of Redemption in the Company’s name and at the Company’s expense, so long as the Company makes such request at least five Business Days prior to the date by which such Notice of Redemption is to be given to Holders in accordance with this Section 3.1 and the Company provides the Trustee with all information required for such Notice of Redemption.

(e) If any of the Convertible Notes are in the form of a Global Security, then the Company shall modify such Notice of Redemption to the extent necessary to accord with the Applicable Procedures that apply to the redemption of Global Securities.”

SECTION 3.2. Repurchase of Convertible Notes at the Option of the Holder on Specified Dates.

(a) At the option of the Holder, the Company shall repurchase on December 12, 2007 and on December 12, 2008, 2009, 2010, 2011, 2016, 2021, 2026 and 2031 (each, a “Repurchase Date”) all or a portion of the Convertible Notes held by such Holder for cash at a price per Convertible Note equal to 100% of the principal amount of the Convertible Note (the “Repurchase Price”), together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Repurchase Date.

(b) Convertible Notes shall be repurchased pursuant to this Section 3.2 at the option of the Holder thereof upon:

(i) delivery to the Company and the Paying Agent by the Holder of a written notice substantially in the form included in the Form of Convertible Note attached as Exhibit A hereto (a “Repurchase Notice”) at any time from the opening of business on the date that is 30 Business Days prior to the Repurchase Date until the close of business on the Business Day prior to such Repurchase Date stating:

(A) if the Convertible Note which the Holder will deliver to be repurchased is a Convertible Note in definitive form, the certificate number of such Convertible Note, or if such Convertible Note is a Global Security, the notice must comply with the Applicable Procedures;

(B) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or any integral multiple thereof; and

(C) that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in this Second Supplemental Indenture; and

(ii) delivery or book-entry transfer of such Convertible Note to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor, together with accrued but unpaid interest (including

Liquidated Damages, if any); provided that the Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, shall be so paid pursuant to this Section 3.2 only if the Convertible Note so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Repurchase Notice.

(c) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.2, a portion of a Convertible Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Second Supplemental Indenture that apply to the repurchase of all of a Convertible Note also apply to the repurchase of a portion of a Convertible Note.

(d) Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.2 shall be consummated by the delivery to the Paying Agent of the Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery or book-entry transfer of the Convertible Note to the Paying Agent in accordance with this Section 3.2.

(e) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.2 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.4. If the Paying Agent holds money sufficient to pay the Repurchase Price of a Convertible Note on the Repurchase Date in accordance with the terms of the Indenture, then, immediately after the Repurchase Date, the Convertible Note will cease to be Outstanding, whether or not the Convertible Note is delivered to the Paying Agent. Thereafter, all other rights of the Holder of a Convertible Note shall terminate, other than the right to receive the Repurchase Price upon delivery of the Convertible Note.

(f) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(g) Company Repurchase Notice. In connection with any repurchase of Convertible Notes pursuant to this Section 3.2, the Company shall give written notice of the Repurchase Date to the Holders of the Convertible Notes (the “Company Repurchase Notice”). The Company Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder (and each beneficial owner if required by applicable law) of the Convertible Notes not less than 30 days prior to any Repurchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Convertible Note for repurchase pursuant to this Section 3.2 shall be determined by the Company, whose determination shall be final and binding. Each Company Repurchase Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

(i) the Repurchase Price, the Conversion Price and, to the extent known at the time of such notice, the amount of accrued but unpaid interest (including Liquidated Damages, if any) that will be payable with respect to the Convertible Notes on the Repurchase Date;

(ii) the name and address of the Paying Agent and the Conversion Agent;

(iii) that Convertible Notes as to which a Repurchase Notice has been given may be converted only if (x) the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Second Supplemental Indenture and (y) the Convertible Notes may be converted pursuant to Article V of this Second Supplemental Indenture;

(iv) that Convertible Notes must be surrendered to the Paying Agent to collect payment of the Repurchase Price and accrued but unpaid interest (including Liquidated Damages, if any);

(v) that the Repurchase Price for any Convertible Notes as to which a Repurchase Notice has been given and not withdrawn, together with accrued but unpaid interest (including Liquidated Damages, if any) payable with respect thereto, shall be paid promptly following the later of the Repurchase Date and the time of surrender of such Convertible Notes as described in clause (iv);

(vi) the procedures the Holder must follow under this Section 3.2;

(vii) the conversion rights of the Convertible Notes;

(viii) that, unless the Company defaults in making payment of such Repurchase Price, interest (including Liquidated Damages, if any) on Convertible Notes covered by any Repurchase Notice will cease to accrue on and after the Repurchase Date;

(ix) the CUSIP number of the Convertible Notes; and

(x) the procedures for withdrawing a Repurchase Notice or (as specified in Section 3.4).

(h) At the Company’s request, which shall be made at least five Business Days prior to the date by which the Company Repurchase Notice is to be given to the Holders in accordance with this Section 3.2, and at the Company’s expense, the Trustee shall give the Company Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Repurchase Notice shall be prepared by the Company.

(i) If any of the Convertible Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Securities.

(j) There shall be no repurchase of any Convertible Notes pursuant to this Section 3.2 if an Event of Default (other than a default in the payment of the Repurchase Price) has occurred prior to, on or after, as the case may be, the giving by the Holders of such Convertible Notes of the required Repurchase Notice and such Event of Default is continuing. The Paying Agent will promptly return to the respective Holders thereof any Convertible Notes (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Second Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.3. Repurchase of Convertible Notes at Option of the Holder Upon a Change in Control.

(a) If at any time that Convertible Notes remain Outstanding there shall have occurred a Change in Control, Convertible Notes shall be repurchased by the Company, at the option of the Holder thereof, at a price in cash (the “Change in Control Repurchase Price”) equal to 100% of the principal amount of such Convertible Notes plus accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the date (the “Change in Control Repurchase Date”) fixed by the Company that is not less than 30 days nor more than 60 days after the date the Company Change in Control Repurchase Notice (as defined below) is given, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.3(e).

(b) Company Change in Control Repurchase Notice. In connection with any repurchase of Convertible Notes pursuant to this Section 3.3, the Company shall give written notice of the occurrence of a Change in Control, the repurchase right arising as a result thereof and the Change in Control Repurchase Date to the Holders and the Trustee (the “Company Change in Control Repurchase Notice”). The Company Change in Control Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder not more than 20 Business Days after the occurrence of a Change in Control. Each Company Change in Control Repurchase Notice shall include a form of Change in Control Repurchase Notice to be completed by a Holder and shall state:

(i) the Change in Control Repurchase Date;

(ii) the Change in Control Repurchase Price, the Conversion Price, the Conversion Rate, whether the Change in Control is in connection with a corporate transaction referred to in Section 5.1(b)(i) of this Second Supplemental Indenture, the number of Additional Shares, if any, to be received pursuant to Section 5.1(b)(i) of this Second Supplemental Indenture and, to the extent known at the time of such notice, the amount of accrued but unpaid interest (including Liquidated Damages, if any) that will be payable with respect to the Convertible Notes on the Change in Control Repurchase Date;

(iii) the name and address of the Paying Agent and the Conversion Agent;

(iv) that the Company must receive the Holder’s Change in Control Repurchase Notice on or before the close of business on the third Business Day prior to the Change in Control Repurchase Date;

(v) that the Convertible Notes must be surrendered to the Paying Agent to collect payment of the Change in Control Repurchase Price and accrued but unpaid interest (including Liquidated Damages, if any);

(vi) that the Change in Control Repurchase Price for any Convertible Notes as to which a Change in Control Repurchase Notice has been given and not withdrawn, together with any accrued but unpaid interest (including Liquidated Damages, if any) payable with respect thereto, shall be paid promptly following the later of the Change in Control Repurchase Date and the time of surrender of such Convertible Notes as described in clause (v);

(vii) the procedures the Holder must follow under this Section 3.3;

(viii) the conversion rights of the Convertible Notes, including that Convertible Notes as to which a Change in Control Repurchase Notice has been given may be converted only if such Change in Control Repurchase Notice has been withdrawn in accordance with the terms of this Second Supplemental Indenture;

(ix) that, unless the Company defaults in making payment of such Change in Control Repurchase Price, interest (including Liquidated Damages, if any) on Convertible Notes covered by any Change in Control Repurchase Notice will cease to accrue on and after the Change in Control Repurchase Date;

(x) the CUSIP number of the Convertible Notes; and

(xi) the procedures for withdrawing a Change in Control Repurchase Notice (as specified in Section 3.4).

(c) At the Company’s request, which shall be made at least five Business Days prior to the date by which the Company Change in Control Repurchase Notice is to be given to the Holders in accordance with this Section 3.3 and at the Company’s expense, the Trustee shall give the Company Change in Control Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Change in Control Repurchase Notice shall be prepared by the Company.

(d) If any of the Convertible Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Securities.

(e) For a Convertible Note to be so repurchased at the option of the Holder upon a Change in Control, the Paying Agent must receive such Convertible Note with the form entitled “Option to Elect Repurchase Upon a Change in Control” (a “Change in Control Repurchase Notice”) on the reverse thereof duly completed, together with such Convertible Note duly endorsed for transfer, on or before the close of business on the third Business Day prior to the Change in Control Repurchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Convertible Note for repurchase pursuant to this Section 3.3 shall be determined by the Company, whose determination shall be final and binding.

(f) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.3, a portion of a Convertible Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Second Supplemental Indenture that apply to the repurchase of all of a Convertible Note also apply to the repurchase of a portion of a Convertible Note.

(g) Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.3 shall be consummated by the delivery to the Paying Agent of the Change in Control Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, to be received by the Holder promptly following the later of the Change in Control Repurchase Date and the time of delivery or book-entry transfer of the Convertible Note to the Paying Agent in accordance with this Section 3.3.

(h) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Repurchase Notice contemplated by this Section 3.3(c) shall have the right to withdraw such Change in Control Repurchase Notice at any time prior to the close of business on the Business Day preceding the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.4. If the Trustee or the Paying Agent holds money sufficient to pay the Change in Control Repurchase Price of a Convertible Note on the Change in Control Repurchase Date in accordance with the terms of the Indenture, then, on the Change in Control Repurchase Date, the Convertible Note will cease to be Outstanding, whether or not the Convertible Note is delivered to the Paying Agent. Thereafter, all other rights of the Holder of a Convertible Note shall terminate, other than the right to receive the Change in Control Repurchase Price upon delivery of the Convertible Notes.

(i) The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Notice or written withdrawal thereof.

(j) Notwithstanding anything herein to the contrary, the Company’s obligations pursuant to this Section 3.3 shall be satisfied if a third party makes an offer to repurchase Outstanding Convertible Notes after a Change in Control in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.3 and such third party purchases all Convertible Notes properly tendered and not withdrawn pursuant to the requirements of this Section 3.3.

(k) Not more than 30 days after the occurrence of a Change in Control, the Company shall use its commercially reasonable efforts to either (i) obtain the consents under all existing indebtedness required to permit the repurchase of the Convertible Notes pursuant to any Company Change in Control Repurchase Notice or (ii) repay in full all existing indebtedness and terminate all commitments under all existing indebtedness, in each case the terms of which would prohibit the repurchase of the Convertible Notes pursuant to any Company Change in Control Repurchase Notice; provided that if no Holders deliver a Change in Control Repurchase Notice prior to such date or if the Company shall have satisfied its obligations to repurchase the Convertible Notes of all Holders that have submitted a Change in Control Repurchase Notice, the Company shall be deemed to have satisfied the requirements of this Section 3.3(k).

SECTION 3.4. Effect of Repurchase Notice or Change in Control Repurchase Notice.

(a) Upon receipt by the Paying Agent of a Repurchase Notice or Change in Control Repurchase Notice, the Holder of the Convertible Note in respect of which such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Change in Control Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price or Change in Control Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, with respect to such Convertible Note. Such Repurchase Price or Change in Control Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date or the Change in Control Repurchase Date, as the case may be, with respect to such Convertible Note (provided that the conditions in Section 3.2 or Section 3.3, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Convertible Note to the Paying Agent by the Holder thereof in the manner required by Section 3.2 or Section 3.3, as applicable.

Convertible Notes in respect of which a Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article V of this Second Supplemental Indenture on or after the date of the delivery of such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, unless such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following paragraph.

(b) A Repurchase Notice or Change in Control Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Change in Control Repurchase Notice, as the case may be, at any time prior to the close of business on the Repurchase Date or the close of business on the Business Day preceding the Change in Control Repurchase Date, as the case may be, specifying:

(i) if the Convertible Note with respect to which such notice of withdrawal is being submitted is a Convertible Note in definitive form, the certificate number of such Convertible Note, or if such Convertible Note is a Global Security, the notice must comply with the Applicable Procedures;

(ii) the principal amount of the Convertible Note with respect to which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Convertible Note which remains subject to the original Repurchase Notice or Change in Control Repurchase Notice, as the case may be, and which has been or will be delivered for repurchase by the Company.

SECTION 3.5. Deposit of Repurchase Price or Change in Control Repurchase Price.

Prior to 10:00 a.m. (New York City time) on or prior to the Repurchase Date or the Change in Control Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, of all the Convertible Notes or portions thereof which are to be repurchased as of the Repurchase Date or Change in Control Repurchase Date, as the case may be.

SECTION 3.6. Convertible Notes Repurchased in Part.

Any Convertible Note in definitive form that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Convertible Note, without service charge, one or more new Convertible Notes in definitive form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Convertible Note in definitive form so surrendered which is not repurchased.

SECTION 3.7. Covenant to Comply with Securities Laws upon Repurchase of Convertible Notes.

When complying with the provisions of Section 3.2 or 3.3 of this Second Supplemental Indenture (so long as such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply in all material respects with all federal and state securities laws so as to permit the rights and obligations under Section 3.2 or 3.3 to be exercised in the time and in the manner specified in Section 3.2 or 3.3.

SECTION 3.8. Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, of the Convertible Notes or portions thereof which the Company is obligated to repurchase as of the Repurchase Date or Change in Control Repurchase Date, as the case may be, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date or Change in Control Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to the provisions of Section 606 of the Base Indenture).

SECTION 3.9. No Sinking Fund.

The Convertible Notes are not entitled to any sinking fund payments.

ARTICLE IV

ADDITIONAL COVENANTS; EVENTS OF DEFAULT;

MODIFICATION AND WAIVER.

SECTION 4.1. Delivery of Certain Information.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any Beneficial Owner of Convertible Notes or holder or Beneficial Owner of Common Stock delivered upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any Beneficial Owner of Convertible Notes or holder or Beneficial Owner of Common Stock delivered upon conversion thereof or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions. Whether a Person is a Beneficial Owner shall be determined by the Company to the Company’s reasonable satisfaction.

SECTION 4.2. Events of Default and Covenants.

(a) Section 704(1) of the Base Indenture is amended with respect to Events of Default and covenants relating to the Convertible Notes and the Securities of any other series created after the date hereof pursuant to the Base Indenture as follows:

(i) Section 704(1) of the Base Indenture shall be replaced in its entirety with the following:

“file with the Trustee, within 15 days after the Company has filed the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;”

(b) Section 501 of the Base Indenture is amended with respect to Events of Default solely relating to the Convertible Notes as follows:

(i) Section 501(1) of the Base Indenture shall be replaced in its entirety with the following: “a failure to pay interest, including Liquidated Damages, if any, on any Convertible Note when it becomes due and payable and continuation of such default for a period of 30 days, whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause; or”;

(ii) Section 501(2) of the Base Indenture shall be replaced in its entirety with the following: “a failure to pay the principal of any Convertible Note, when it becomes due and payable, at the Stated Maturity of principal, upon acceleration, upon redemption or otherwise, including the failure to make cash payments or, if applicable, to deliver shares of Common Stock due upon conversion of the Convertible Notes, or make a payment to repurchase Convertible Notes tendered pursuant to Section 3.3 or the failure to repurchase Convertible Notes pursuant to Section 3.2, whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause; or”;

(iii) Section 501(7) of the Base Indenture shall be replaced in its entirety with the following: “failure to provide a Company Change in Control Repurchase Notice on a timely basis.”

(c) Section 501 of the Base Indenture is amended with respect to Events of Default relating to the Convertible Notes and the Securities of any other series created after the date hereof pursuant to the Base Indenture as follows:

(i) Section 501(4) of the Base Indenture shall be replaced in its entirety with the following: “default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 90 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the Outstanding principal amount of the Convertible Notes (with a copy to the Trustee if given by Holders) (except in the case of a default with respect to Section 801 of the Base Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); provided, that neither the failure to comply with the requirements of Section 314(a) of the TIA or Section 704(1) of the Base Indenture, as amended by the second supplemental indenture hereto, nor the failure to file a report with the Commission as contemplated by Section 704(1) or otherwise shall constitute an event, which with the giving of notice and the passage of time pursuant to this clause (4), would constitute an Event of Default; or”;

(d) For the avoidance of doubt, (i) the Events of Default specified in Section 501(3) of the Base Indenture shall not apply with respect to the Convertible Notes and the Securities of any other series created after the date hereof pursuant to the Base Indenture, (ii) the Events of Default specified in Sections 501(5) and (6) of the Base Indenture shall apply with respect to the Convertible Notes and (iii) the Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of any Holders of Convertible Notes or the Holders of the Securities of any series created after the date hereof pursuant to the Base Indenture in connection with any failure referred to in the proviso to Section 501(4) of the Base Indenture, as amended hereby, unless such remedies are available under the Indenture and the Trustee is directed to exercise such remedies pursuant to and subject to the conditions of Section 512 of the Base Indenture. In connection with any such exercise of remedies the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such failure to file were an Event of Default.

(e) The Trustee shall not be charged with knowledge or notice of any Event of Default under Section 4.2(b)(iii) of this Second Supplemental Indenture unless a Responsible Officer of the Trustee in its Corporate Trust Office shall have actual knowledge thereof or unless the Company or any Holder shall have given the Trustee notice thereof in accordance with Section 105 of the Base Indenture, which notice states that an Event of Default has occurred.

(f) Section 502(a) of the Base Indenture is amended solely with respect to the Convertible Notes and shall be replaced in its entirety with the following: “If an Event of Default (other than an Event of Default specified in Section 501(5) or (6) of the Base Indenture) occurs and is continuing, the Trustee may, and at the written request of the Holders of at least 25% in principal amount of Outstanding Convertible Notes shall, declare the principal of and accrued but unpaid interest (including Liquidated Damages, if any) on all the Convertible Notes to be due and payable by notice in writing to the Company. Such notice shall specify the respective Event of Default and that it is a “notice of acceleration.” Upon the giving of a notice of acceleration, the principal of and accrued but unpaid interest (including Liquidated Damages, if any) on all the Convertible Notes shall become immediately due and payable. If an Event of Default specified in Section 501(5) or (6) of the Base Indenture occurs and is continuing, then all unpaid principal of, and any accrued but unpaid interest (including Liquidated Damages, if any) on, all of the Outstanding Convertible Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.”

SECTION 4.3. Modification and Waiver.

Section 902 of the Base Indenture is amended solely with respect to the Convertible Notes and shall be replaced in its entirety with the following (except with respect to Section 902(c) of the Base Indenture, which shall not be affected by such amendment):

“(a)     The Company and the Trustee may amend or supplement the Indenture, with respect to the Convertible Notes, or the Convertible Notes without notice to any Holder but with the consent of the Holders of a majority in aggregate principal amount of the Convertible Notes at the time Outstanding by Act of said Holders delivered to the Company and the Trustee. The Holders of a majority in aggregate principal amount of the Convertible Notes at the time Outstanding may waive compliance by the Company with the provisions of this Second Supplemental Indenture other than as set forth in this Section 902, and waive any past or existing default or Event of Default under this Second Supplemental Indenture and its consequences, except a default in the payment of the principal of, or Redemption Price, Repurchase Price, Change in Control Repurchase Price of, or any interest on, any Convertible Note, or in respect of a provision which under this Second Supplemental Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Convertible Note affected, or an Event of Default which constitutes a failure to convert any Convertible Note in accordance with the terms of the Indenture.

(b)     Without the consent of each Holder of a Convertible Note affected, however, an amendment, supplement or waiver, may not:

(i) change the Stated Maturity of principal of, or any payment date of any installment of interest (including Liquidated Damages, if any) on, any Convertible Note;

(ii) reduce the principal amount or Redemption Price of, or the rate of interest (including Liquidated Damages, if any) on, any Convertible Note, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or the rate of accrual thereof on any Convertible Note;

(iii) change the place or currency of payment of principal of, or interest (including Liquidated Damages, if any) on, any Convertible Note;

(iv) impair the right to institute suit for the enforcement of any payment of any amount with respect to any Convertible Note when due;

(v) modify the provisions of this Second Supplemental Indenture requiring the Company to make an offer to repurchase Convertible Notes upon a Change in Control pursuant to Section 3.3, or to repurchase Convertible Notes at the option of the Holders pursuant to Section 3.2;

(vi) impair the conversion rights provided in Article V;

(vii) reduce the percentage of principal amount of the Outstanding Convertible Notes necessary to modify or amend this Indenture with respect to the Convertible Notes;

(viii) reduce the percentage of principal amount of the Outstanding Convertible Notes necessary to waive the Company’s compliance with certain provisions of this Second Supplemental Indenture or to waive certain defaults, including a default in the payment of the principal of, or Redemption Price, Repurchase Price, or Change in Control Repurchase Price of, or any interest (including Liquidated Damages, if any) on, any Convertible Note; or

(ix) make any changes to this Section 902.

(c)     After an amendment under this Section 902 becomes effective, the Company shall mail to each Holder a notice that briefly describes the amendment or includes a copy of the amendment. Failure to mail the notice or a defect in the notice shall not affect the validity of the amendment.

ARTICLE V

CONVERSION

SECTION 5.1. Conversion Privilege.

(a) Subject to the provisions of this Article V, a Holder of a Convertible Note may convert such Convertible Note into cash and Common Stock, if any, at the Conversion Rate on or prior to December 12, 2036.

(b)     (i) If the Company has provided a Change in Control Repurchase Notice, and a Holder of Convertible Notes elects to convert its Convertible Notes in connection with a corporate transaction that occurs on or prior to December 12, 2007 and that constitutes a Change in Control (other than relating to the composition of the Company’s Board of Directors as described in clause (iv) of the definition of Change in Control in Section 1.1) and 10% or more of the fair market value of the consideration for the Common Stock (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market System, then the Conversion Price of the Convertible Notes being converted by such Holder at that time shall be decreased by increasing the Conversion Rate by a number of additional shares of Common Stock (the “Additional Shares”) determined in the manner set forth below; provided that if the Share Price in such transaction is equal to or greater than $170.00 or less than $86.84 (subject in each case to adjustment as described below), the number of Additional Shares shall be zero; and provided further that in no event will the Conversion Rate exceed approximately 11.5154 per $1,000 principal amount of Convertible Notes, subject to adjustments in the same manner as the Conversion Price as set forth in this Second Supplemental Indenture. For the avoidance of doubt, the adjustment provided for in this Section 5.1(b) shall only be made with respect to the Convertible Notes being converted in connection with such Change in Control and shall not be effective as to any Convertible Notes not so converted (it being understood that a Holder of Convertible Notes electing to convert the Convertible Notes pursuant to this Section 5.1(b) shall provide the Conversion Agent with a notice as contemplated by Section 5.2).

(ii) The number of Additional Shares will be determined by the Company by reference to the table attached as Schedule A hereto, based on the date the corporate transaction becomes effective (the “Effective Date”) and the share price paid per share of Common Stock in the corporate transaction (the “Share Price”); provided, that if

(i) holders of shares of Common Stock receive only cash in such corporate transaction, the Share Price shall be the cash amount paid per share, and (ii) otherwise, the Share Price shall be the average of the Common Stock Price on the five Trading Days prior to but not including the Effective Date; and; provided, further, that if the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Company shall determine the number of Additional Shares by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year.

(iii) The Share Prices set forth in the first row of the table (i.e., column headers) in Schedule A hereto will be adjusted as of any date on which the Conversion Price of the Convertible Notes is adjusted pursuant to this Second Supplemental Indenture. The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Price as set forth in this Second Supplemental Indenture.

(iv) Conversion “in connection with a corporate transaction”, for purposes of this Section 5.1, means any conversion in respect of which the Conversion Notice is delivered at any time during the period from and including the Effective Date until, and including, the close of business on the Business Day immediately preceding the Change in Control Repurchase Date corresponding to such corporate transaction.

(c) Notwithstanding the foregoing, and in lieu of adjusting the Conversion Rate as set forth in Section 5.1(b), in the case of a Public Acquirer Change in Control, the Company may elect (with sufficient advance notice thereof to the Trustee and the Conversion Agent and each Holder of Convertible Notes) that, from and after the Effective Date of such Public Acquirer Change in Control, the right to convert a Convertible Note will be changed into a right to convert a Convertible Note into a number of shares of Acquirer Common Stock. If the Company makes the election referred to in the immediately preceding sentence, the Company will, at any time prior to the 20th day immediately preceding the proposed Effective Date of the Public Acquirer Change in Control, adjust the terms of the Holder’s conversion privilege set forth in Sections 5.1(b) such that following such adjustment the Acquirer Common Stock shall be deemed to be the Common Stock component of the Daily Settlement Amount and the Conversion Rate in effect immediately before the Effective Date of such transaction described in this Section 5.1(c) shall be adjusted by a fraction:

(i) the numerator of which will be (a) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Company’s Common Stock is converted into cash, securities or other property, the fair market value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable per share of Common Stock or (b) in the case of any other Public Acquirer Change in Control, the average of the Common Stock Price for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change in Control, and

(ii) the denominator of which will be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change in Control.

(d) A Holder may convert a portion of a Convertible Note equal to $1,000 or any integral multiple thereof. Provisions of this Second Supplemental Indenture that apply to conversion of all of a Convertible Note also apply to conversion of a portion of a Convertible Note.

(e) If a Convertible Note is called for redemption pursuant to Section 3.1 hereof, in order to convert such Convertible Note, the Holder must deliver the Convertible Note to the Conversion Agent (or, if the Convertible Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions in accordance with the Applicable Procedures) at any time prior to the close of business on the day that is two Business Days prior to the applicable Redemption Date for such Convertible Note (unless the Company shall default in paying the Redemption Price when due, in which case the conversion right shall terminate on the date such Default is cured and such Convertible Note is redeemed). A Convertible Note in respect of which a Holder has delivered a Repurchase Notice pursuant to Section 3.2 or a Change in Control Repurchase Notice pursuant to Section 3.3 exercising the option of such Holder to require the Company to repurchase such Convertible Note may be converted only if such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Repurchase Date or the close of business on the Business Day preceding the Change in Control Repurchase Date, as the case may be, in accordance with Section 3.2 or Section 3.3, as applicable.

(f) A Holder of Convertible Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Convertible Notes into Common Stock.

SECTION 5.2. Conversion Procedure.

(a) To convert a Convertible Note, a Holder must (i) if the Convertible Note is in definitive form, complete and manually sign the irrevocable conversion notice on the back of the Convertible Note (a “Conversion Notice”, which term for the avoidance of doubt, shall include the instructions referred to in clause (v) of this Section 5.2(a), if applicable) and deliver such notice to the Conversion Agent, (ii) if the Convertible Note is in definitive form, surrender the Convertible Note to the Conversion Agent, (iii) if the Convertible Note is in definitive form, furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 5.3 and (v) if the Convertible Note is held in book-entry form, complete and deliver to the Depositary appropriate conversion instructions pursuant to the Applicable Procedures. The date on which the Holder satisfies all of the foregoing requirements is the “Conversion Date”. As promptly as practicable after the Conversion Date and in any event, no later than the third Trading Day immediately following the last day of the related Observation Period, the Company shall deliver to the Holder through the Conversion Agent cash and shares of Common Stock in the amounts calculated in accordance with Section 5.14.

(b) The Person in whose name the Convertible Note is registered shall be deemed to be a stockholder of record on the Conversion Date; provided that no surrender of a Convertible Note on any date when the Security Register of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such Security Register is open; provided further that such conversion shall be at the Conversion Price in effect on the date that such Convertible Note shall have been surrendered for conversion, as if the Security Register of the Company had not been closed. Upon conversion of a Convertible Note, such Person shall no longer be a Holder of such Convertible Note.

(c) No payment or adjustment will be made for accrued but unpaid interest (including Liquidated Damages, if any) on a converted Convertible Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Convertible Note. The Company shall not adjust the Conversion Price to account for the accrued but unpaid interest (including Liquidated Damages, if any). Notwithstanding the foregoing, if Convertible Notes are converted after the close of business on a Regular Record Date and prior to the opening of business on the next Interest Payment Date, provided that such Interest Payment Date is an Interest Payment Date the interest due on which is payable to the Holder as of the preceding Regular Record Date, Holders of such Convertible Notes at the close of business on such Regular Record Date shall receive the accrued but unpaid interest (including Liquidated Damages, if any) payable on such Convertible Notes on the corresponding Interest Payment Date notwithstanding the conversion. In such event, such Convertible Note, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the accrued but unpaid interest (including Liquidated Damages, if any) payable on such Interest Payment Date on the portion so converted. If such payment does not accompany such Convertible Note, the Convertible Note shall not be converted; provided that no such check shall be required if such Convertible Note has been called for redemption on a Redemption Date within the period between the close of business on such Regular Record Date and the opening of business on such Interest Payment Date, or if such Convertible Note is surrendered for conversion on the Interest Payment Date or is being redeemed on such Interest Payment Date or if such Interest Payment Date is the Stated Maturity of the principal of the Convertible Notes. If the Company defaults in the payment of interest (including Liquidated Damages, if any) payable on the Interest Payment Date, the Conversion Agent shall promptly repay such funds to the Holder.

(d) Upon surrender of a Convertible Note that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder, a new Convertible Note equal in principal amount to the unconverted portion of the Convertible Note surrendered.

SECTION 5.3. Taxes on Conversion.

If a Holder converts a Convertible Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 5.4. Company to Provide Stock.

(a) The Company shall, prior to issuance of any Convertible Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Convertible Notes into shares of Common Stock. The certificates representing the shares of Common Stock issued upon conversion of Transfer Restricted Securities shall bear a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND IS PURCHASING IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS THE LATER OF (X) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) OF THE SECURITIES ACT) AFTER THE LATER OF THE LAST DATE OF ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH PRUDENTIAL FINANCIAL, INC. OR ANY AFFILIATE OF PRUDENTIAL FINANCIAL, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”) EXCEPT (A) TO PRUDENTIAL FINANCIAL, INC. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (E) TO AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501 (A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER (IF AVAILABLE) (IN EACH CASE (A) THROUGH (E) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS

LEGEND; AND, IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO PRUDENTIAL FINANCIAL, INC. AND THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(b) The Company covenants that all shares of Common Stock delivered upon conversion of the Convertible Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Convertible Notes, if any, and will list or cause to have quoted such shares of Common Stock on each U.S. national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 5.5. Adjustment of Conversion Price.

The Conversion Price shall be adjusted (without duplication) from time to time by the Company as follows:

(a) In case the Company shall (i) pay a dividend or other distribution in shares of Common Stock to all holders of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the Holder of any Convertible Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or been entitled to receive had such Convertible Note been converted immediately prior to the happening of such event. For the purposes of calculating the Conversion Price adjustment pursuant to this Section 5.5(a), Holders of a Convertible Note shall be treated as if they had the right to convert the Convertible Note solely into Common Stock at the then applicable Conversion Price. An adjustment made pursuant to this Section 5.5(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the Effective Date in the case of subdivision or combination.

(b) In case the Company shall issue to all holders of Common Stock rights, warrants or options entitling such holders (for a period commencing no earlier than the date of distribution and expiring not more than 60 days after the date of distribution) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the average Common Stock Price for the five Trading Days ending on the earlier of the record date in respect of such distribution or the Trading Day before the Ex-Dividend Date with respect thereto the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Record Date for such issue by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding on such date of public announcement, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate Conversion Price of the convertible securities offered by such rights, warrants or options) would purchase at such average Common Stock Price, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding on such date of public announcement plus the number of Additional Shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible);

provided that no adjustment will be made if Holders of the Convertible Notes are entitled to participate in the distribution on substantially the same terms as holders of the Company’s Common Stock as if such Holders had converted their Convertible Notes solely into Common Stock immediately prior to such distribution at the then applicable Conversion Price. Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such Record Date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or convertible securities offered).

(iii) The “Ex-Dividend Date” for any such issuance or distribution means the date immediately prior to the commencement of “ex-dividend” trading for such issuance or distribution on The New York Stock Exchange or such other U.S. national securities exchange or the Nasdaq Stock Market or similar system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

(c)     (i) In case the Company shall distribute to all holders of Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its indebtedness, other securities or other assets, or shall distribute to all holders of Common Stock, rights, warrants or options to subscribe for or purchase any of its securities (excluding (1) those rights, options and warrants referred to in Section 5.5(b); (2) those dividends, distributions, subdivisions and combinations referred to in Section 5.5(a); and (3) those dividends and distributions paid in cash referred to in Section 5.5(e)), then in each such case the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction,

(A) the numerator of which shall be the Market Price on the Record Date for the determination of holders of Common Stock entitled to receive such distribution less the fair market value on such Record Date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the Capital Stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case applicable to one share of Common Stock, and

(B) the denominator of which shall be the Market Price on such Record Date,

such adjustment to become effective immediately after the Record Date for such distribution; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash and Common Stock issuable upon such conversion, the distribution such Holder would have received had such Holder converted its Convertible Note solely into Common Stock at the then applicable Conversion Price immediately prior to the Record Date for such distribution; provided that no adjustment will be made if Holders of the notes are entitled to participate in the distribution on substantially the same terms as holders of the Company’s Common Stock as if such Holders had converted their Convertible Notes solely into Common Stock immediately prior to such distribution at the then applicable Conversion Price.

(ii) Notwithstanding the foregoing, if the distribution by the Company to all holders of its Common Stock consists of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (unless such Capital Stock or similar equity interests are distributed to holders in such distribution as if such holders had converted their Convertible Notes into Common Stock), the Conversion Price shall be decreased so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction:

(A) the numerator of which shall be the average Common Stock Price over the Spinoff Valuation Period; and

(B) the denominator of which shall be the sum of (x) the average Common Stock Price over the ten (10) consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the Trading Day on which “ex-dividend trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Shares are then listed or quoted plus (y) the average fair market value (as determined by the Board of Directors and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon conversion the amount of the distribution such holder would have received had such holder converted each Note on the Record Date with respect to such distribution. If any dividend or distribution of the type described in this Section 5.5(c) is declared but not so paid or made, such adjustment to the Conversion Price shall be reversed. In any case in which this paragraph is applicable, Section 5.5(a), Section 5.5(b) and the first paragraph of this Section 5.5(c) shall not be applicable.

(d) In case the Company or any Subsidiary of the Company makes a payment in respect of a tender or exchange offer, other than an odd-lot offer, to holders of the Company’s Common Stock to the extent that the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Common Stock Price on the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) multiplied by the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, and

(ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Offer Expiration Time and the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

(e) In case the Company shall declare a cash dividend or cash distribution to all of the holders of Common Stock such that the aggregate cash dividends or cash distributions per share of Common Stock in any fiscal year exceeds $0.950 (the “Dividend Threshold Amount”), the Conversion Price shall be decreased to equal the price determined by multiplying the Conversion Price in effect immediately prior to the Record Date for such dividend or distribution by a fraction,

(i) the numerator of which shall be the average of the Common Stock Price for the three consecutive Trading Days ending on the Trading Day immediately preceding the Record Date for such dividend or distribution (the “Pre-Dividend Sale Price”), minus the difference between the full amount of the dividend or distribution to the extent payable in cash applicable to one share of the Company’s Common Stock and the Dividend Threshold Amount, and

(ii) the denominator of which shall be the Pre-Dividend Sale Price,

such adjustment to become effective immediately after the Record Date for such dividend or distribution; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, the Company shall make adequate provision so that each Holder shall have the right to receive upon conversion, in addition to the cash and shares of Common Stock issuable upon such conversion, the amount of cash such Holder would have received had such Holder converted its Convertible Notes solely into Common Stock at the then applicable

Conversion Price immediately prior to the Record Date for such cash dividend or cash distribution. If such cash dividend or cash distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(f) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount that increases the offeror’s ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the Offer Expiration Time exceeds the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, and

(ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 5.5(f) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in a consolidation, merger or sale of all or substantially all of the properties and assets of the Company.

(g) In any case in which this Section 5.5 shall require that an adjustment be made immediately following a record date established for purposes of this Section 5.5, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 5.9) issuing to the holder of any Convertible Note converted after such record date the cash, shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the cash, shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the cash and shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

(h) Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Convertible Notes would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Conversion Price.

SECTION 5.6. No Adjustment.

(a) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided that any adjustments which by reason of this Section 5.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent, with one-half cent rounded up, or to the nearest ten thousandth (0.0001) of a share, with each five hundred-thousandth (0.00005) of a share being rounded up, as the case may be.

(b) No adjustment need be made upon the issuance of Common Stock under any present or future employee benefits plan or program of the Company.

(c) No adjustment need be made upon the issuance of Common Stock pursuant to (i) the exercise of any options, warrants or rights to purchase such Common Stock, (ii) the exchange of any exchangeable securities for such Common Stock or (iii) the conversion of any convertible securities into such Common Stock, in each case so long as such options, warrants, rights to purchase, exchangeable securities or convertible securities are outstanding as of the date on which the Convertible Notes are first issued.

(d) No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

(e) To the extent that the Convertible Notes become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(f) To the extent that any rights plan adopted by the Company is in effect upon conversion of the Convertible Notes pursuant to the terms of this Second Supplemental Indenture, a Holder shall receive, in addition to cash or shares of Common Stock to be received upon conversion, the rights under such rights plan, only if the rights have not separated from the Common Stock at the time of conversion, and no adjustment of the Conversion Price shall be made in connection with any distribution of rights thereunder in such circumstances; provided, however, that if such rights have separated from the Common Stock, a Holder shall not receive such rights, but an adjustment to the Conversion Price shall be made in accordance with Section 5.5(c) above.

SECTION 5.7. Equivalent Adjustments.

If, as a result of an adjustment made pursuant to Section 5.5 above, the Holder of any Convertible Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Convertible Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

SECTION 5.8. Adjustment for Tax Purposes.

The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 5.5, as the Board of Directors in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or other securities, or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its holders of Common Stock shall not be taxable to such holders.

SECTION 5.9. Notice of Adjustment.

Whenever a Change in Control (including a Public Acquirer Change in Control) occurs, or the Conversion Price is adjusted (whether pursuant to Section 5.1(b), 5.1(c), 5.5 or 5.11) or Holders become entitled to other securities or due bills, the Company shall promptly mail to Holders a notice of such occurrence or the adjustment and file with the Trustee and the Conversion Agent, an Officers’ Certificate briefly stating the facts of such occurrence or the facts requiring the adjustment and the manner of computing it. In the case of an adjustment, the certificate shall be conclusive evidence of the correctness of such adjustment, absent manifest error, and the Trustee and the Conversion Agent may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

SECTION 5.10. Notice of Certain Transactions.

In case:

(a) the Company shall declare a dividend (or any other distribution) on the Common Stock; or

(b) the Company shall authorize the granting to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any holders of Common Stock is required, or of the sale or transfer of all or substantially all of the properties and assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Convertible Notes at its address appearing in the Security Register provided for in Section 305 of the Base Indenture, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

SECTION 5.11. Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.

(a) If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the resulting or surviving corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Convertible Note then outstanding shall have the right to convert such Convertible Note into the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Convertible Note solely into Common Stock at the then applicable Conversion Price immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article V. If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Convertible Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 5.11 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Convertible Notes may be made pursuant to Section 5.5 shall not be deemed to be a sale or conveyance of all or substantially all of the properties and assets of the Company for purposes of this Section 5.11.

(b) In the event the Company shall execute a supplemental indenture pursuant to this Section 5.11, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Second Supplemental Indenture and an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other property receivable by Holders of the Convertible Notes upon the conversion of their Convertible Notes after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

(c) For purposes of this Section 5.11, the type and amount of consideration that a Holder of Convertible Notes would have been entitled to receive as a holder of the Company’s Common Stock in the case of a transaction described in Article V that causes the Common Stock to be converted into the right to receive more than a single type of consideration, determined based in part upon any form of stockholder election, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.

SECTION 5.12. Trustee’s and Agent’s Disclaimer.

(a) The Trustee has no duty to determine when an adjustment under this Article V (whether pursuant to Section 5.1(b), 5.1(c), 5.5 or 5.11) should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.9. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Convertible Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article V. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 5.12 as the Trustee.

(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11.

SECTION 5.13. Voluntary Reduction.

The Company from time to time may reduce the Conversion Price by any amount for any period of time if such period is at least 20 Trading Days or such longer period as may be required by law and if the reduction is irrevocable during such period; if the Board of Directors determines, in good faith, that such decrease would be in the best interests of the Company;

provided that in no event may the Conversion Price be less than the par value of a share of Common Stock. Any such determination by the Board of Directors shall be conclusive.

SECTION 5.14. Payment Upon Conversion; Daily Conversion Value of Convertible Notes Tendered.

(a) Holders tendering the Convertible Notes for conversion shall be entitled to receive upon conversion of each $1,000 principal amount of Convertible Notes, no later than the third Trading Day immediately following the last day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 10 Trading Days during the related Observation Period. Cash will be delivered in lieu of fractional shares of Common Stock issuable in connection with payment of the foregoing amounts (based on the Common Stock Price on the last day of the applicable Observation Period.

(b) Neither the Trustee nor the Conversion Agent has any duty to determine or calculate the Conversion Rate, the Daily Conversion Value, the cash amounts payable upon conversion or the number of shares, if any, of Common Stock issuable upon conversion, or any other computation required under this Article V, all of which shall be determined by the Company in accordance with the provisions of this Second Supplemental Indenture, and the Trustee and Conversion Agent shall not be under any responsibility to determine the correctness of any such determinations and/or calculations and may conclusively rely on the correctness thereof.

SECTION 5.15. Simultaneous Adjustments.

In the event that this Article V requires adjustments to the Conversion Price under more than one of Sections 5.5(a) and (c), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 5.5(c), as applicable, and, second, the provisions of Section 5.5(a). If more than one event requiring adjustment pursuant to Section 5.5 shall occur before completing the determination of the Conversion Price for the first event requiring such adjustment, then the Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Conversion Price (and the calculation thereof) after giving effect to all such events as shall preserve for Holders the Conversion Price protection provided in Section 5.5.

SECTION 5.16. Conversion Agent.

The Company shall maintain an office or agency where Convertible Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607 of the Base Indenture. The Company or any of its Subsidiaries or an Affiliate of the Company or any of its Subsidiaries may act as Conversion Agent. The Company initially appoints the Trustee as Conversion Agent in connection with the Convertible Notes.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Ratification of Base Indenture; Conflicts.

(a) The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

(b) In the event of any conflict, inconsistency or ambiguity between the Base Indenture and this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall control.

SECTION 6.2. Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 6.3. Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 6.4. Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture.

SECTION 6.5. Trust Indenture Act Controls.

If any provision of this Second Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the TIA, the required provision shall control.

SECTION 6.6. Tax Treatment of the Convertible Notes.

(a) The Company agrees, and by acceptance of a beneficial interest in a Convertible Note each Holder and any Beneficial Owner of a Convertible Note shall be deemed to agree, to treat, for U.S. federal income tax purposes, the Convertible Notes as debt instruments that are subject to Treasury regulation section 1.1275-4 or any successor provision (the “contingent payment regulations”). For U.S. federal income tax purposes, the Company further agrees, and by acceptance of a beneficial interest in a Convertible Note each Holder and any Beneficial Owner of a Convertible Note shall be deemed to agree (i) to treat the cash and the fair market value of any Common Stock received upon the conversion of a Convertible Note as a contingent payment for purposes of the contingent payment regulations, (ii) to accrue interest with respect to outstanding Convertible Notes as original issue discount for U.S. federal income tax purposes (i.e., Tax Original Issue Discount) according to the “noncontingent bond method” set forth in the contingent payment regulations, using the comparable yield of 6.07% compounded quarterly, and (iii) to be bound by the Company’s determination of the “projected payment schedule,” attached hereto as Exhibit C within the meaning of the contingent payment regulations, with respect to the Convertible Notes, as attached on Exhibit C hereto. Holders or Beneficial Owners also may obtain the issue price, amount of Tax Original Issue Discount, issue date, comparable yield and projected payment schedule, by submitting a written request for it to the Company at the following address: 751 Broad Street, Newark, New Jersey 07102, Attention: Investor Relations.

(b) The Company acknowledges and agrees, and by acceptance of a beneficial interest in a Convertible Note each Holder and any Beneficial Owner of a Convertible Note shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the issue date, on a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the Convertible Notes and (ii) the comparable yield and the projected payment schedule that a Holder or Beneficial Owner may obtain as described above do not constitute a representation by the Company regarding the actual amounts that will be paid on the Convertible Notes or the value of the Common Stock into which the Convertible Notes may be converted.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

PRUDENTIAL FINANCIAL, INC.,
as Issuer

By:	/s/ Jonathan P. Hunt
Name:	JONATHAN P. HUNT
Title:	Vice President and Assistant Treasurer

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Ignazio Tamburello
Name:	IGNAZIO TAMBURELLO
Title:	Assistant Vice President

EXHIBIT A

FORM OF CONVERTIBLE NOTE

[FORM OF FACE OF NOTE]

[Transfer Restricted Securities Legend – Include only

on Transfer Restricted Securities]

[THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE), (3) SUBJECT TO THE REQUIREMENTS OF THE INDENTURE, TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[Global Securities Legend – Include only on Global Securities]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY

TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO THE DEPOSITORY TRUST COMPANY, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

PRUDENTIAL FINANCIAL, INC.

Floating Rate Convertible Senior Note due December 12, 2036

No.: RA -	CUSIP NUMBER: 744320 AE 2
ISIN NUMBER: US744320AE26

Principal Amount: $

Prudential Financial, Inc., a New Jersey corporation, promises to pay to [Cede & Co.]* or registered assigns, [the principal amount of $  ] [the principal amount as set forth on Schedule I hereto]*, on December 12, 2036, subject to the further provisions of this Convertible Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Convertible Note is convertible as specified on the other side of this Convertible Note.

Interest Payment Dates: March 12, June 12, September 12 and December 12, commencing March 12, 2007.

Record Dates: March 1, June 1, September 1 and December 1 (whether or not a Business Day), commencing March 1, 2007.

Prudential Financial, Inc.

By:
Name:
Title:

*	Include only on Global Security

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

PRUDENTIAL FINANCIAL, INC.

Floating Rate Convertible Senior Note due December 12, 2036

(1) Interest.

The Company will pay interest on any overdue principal amount at the interest rate borne by the Convertible Notes at the time such interest on the overdue principal amount accrues, compounded quarterly.

This Convertible Note will bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 2.40%, and will initially bear interest at a rate of 2.95313%; provided that such rate shall never be less than zero. Interest will be payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year (each, an “Interest Payment Date”), subject to Section 2.5 of the Second Supplemental Indenture, commencing March 12, 2007. The Company will pay interest on any overdue principal amount at the interest rate borne by the Convertible Notes at the time such interest on the overdue principal amount accrues, compounded quarterly, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period), at the same interest rate, compounded quarterly. Interest (including Liquidated Damages, if any) on the Convertible Notes will be computed using the actual number of days elapsed between the LIBOR Rate Reset Dates divided by 360.

The Holders of the Convertible Notes shall be entitled to the benefits of the Registration Rights Agreement, including the right to receive Liquidated Damages in the event of Registration Defaults (as defined in the Registration Rights Agreement under Section 7 thereof), such Liquidated Damages to be payable at the same times and to the same Persons as regular interest is payable with respect to the Convertible Notes, it being understood that any reference in this Convertible Note to “interest” shall be deemed to include “Liquidated Damages” if then owing in accordance with the terms of the Registration Rights Agreement.

(2) Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will pay interest (including Liquidated Damages, if any) on this Convertible Note to the Person who is the registered Holder of this Convertible Note at the close of business on March 1, June 1, September 1 and December 1, whether or not a Business Day (each, a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date (provided that interest payable upon repurchase or redemption of this Convertible Note or at the Stated Maturity of principal (including any such date that is an Interest Payment Date) shall be paid to the Person to whom principal is payable). Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity (including interest payable on the date such amounts are due), as the case may be, to the Holder who surrenders a Convertible Note to a Paying Agent to collect such payments in respect of the Convertible Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Notwithstanding the foregoing, if a Holder is holding Convertible Notes in definitive form, the Company shall pay interest (including Liquidated Damages, if any), other than interest payable at the Stated Maturity of principal or on a Redemption Date, Repurchase Date or Change in Control Repurchase Date, by check mailed to such Holder. If a Holder is holding at least $1,000,000 principal amount of Convertible Notes in definitive form, the Company may pay such interest by wire transfer provided that such Holder has notified the Trustee in writing at the Trustee’s Corporate Trust Office, on or before the Record Date before the applicable Interest Payment Date, other than an Interest Payment Date at the Stated Maturity of principal or on a Redemption Date, Repurchase Date or Change in Control Repurchase Date, that such Holder chooses to have interest on such Holder’s Convertible Notes payable on such Interest Payment Date and all subsequent Interest Payment Dates paid by wire transfer of immediately available funds to an account at a bank (that has facilities to receive wire transfers) in The City of New York, or in another city designated by such Holder and agreed to by the Company and the Trustee. Such payment method will apply until such Holder provides the Trustee written notice to the contrary. The Company shall pay the principal of and interest (including Liquidated Damages, if any) on any Convertible Note in definitive form that is due at the Stated Maturity of principal, the Redemption Date or Repurchase Date or Change in Control Repurchase Date in immediately available funds against presentation of such Convertible Note in definitive form at the Corporate Trust Office of the Trustee in The City of New York or at any other office or agency of the Trustee in The City of New York that the Trustee may designate to such Holder in writing; provided if any such payment is to be made by wire transfer, the Trustee must have received appropriate wire transfer instructions in writing from any Holder being so paid at least two Business Days prior to the relevant date.

(3) Paying Agent, Conversion Agent and Registrar.

Initially, The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) (the “Trustee”) will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Security Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent having an office or agency in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Security Registrar.

(4) Indenture.

The Company issued the Convertible Notes under an Indenture dated as of April 25, 2003, as supplemented by a First Supplemental Indenture dated as of November 16, 2005 and a Second Supplemental Indenture dated as of December 12, 2006 (collectively, the “Indenture”) between the Company and the Trustee. The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Convertible Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Convertible Notes are direct, unsubordinated, unsecured debt obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

(5) Redemption at the Option of the Company.

No sinking fund is provided for the Convertible Notes. Beginning on December 13, 2007 and during the periods thereafter to maturity, the Convertible Notes are redeemable as a whole at any time, or in part from time to time, in any integral multiple of $1,000, at the option of the Company for cash at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Redemption Date.

Notice of redemption pursuant to paragraph 5 of this Convertible Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Convertible Notes to be redeemed at the Holder’s address appearing in the Security Register. If money sufficient to pay the

Redemption Price of all Convertible Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, on and after such Redemption Date, interest (including Liquidated Damages, if any) shall cease to accrue on such Convertible Notes or portions thereof. Convertible Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

(6) Repurchase By the Company at the Option of the Holder on Specified Dates; Repurchase at the Option of the Holder Upon a Change in Control.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, on December 12, 2007 and December 12, 2008, 2009, 2010, 2011, 2016, 2021, 2026 and 2031 (each, a “Repurchase Date”), all or a portion of the Convertible Notes held by such Holder, in any integral multiple of $1,000, for cash at a price per Convertible Note equal to 100% of the aggregate principal amount of the Convertible Note (the “Repurchase Price”), together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Repurchase Date upon delivery of a Repurchase Notice containing the information set forth in the Indenture, together with the Convertible Notes subject thereto and upon delivery of the Convertible Notes to the Paying Agent by the Holder as set forth in the Indenture.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Convertible Notes held by such Holder after the occurrence of a Change in Control of the Company for a Change in Control Repurchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Change in Control Repurchase Date which Change in Control Repurchase Price shall be paid in cash. Holders have the right to withdraw any Repurchase Notice or Change in Control Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Repurchase Price or Change in Control Repurchase Price, as the case may be, and accrued but unpaid interest (including Liquidated Damages, if any) on all Convertible Notes or portions thereof to be repurchased as of the Repurchase Date or the Change in Control Repurchase Date, as the case may be, is held by the Paying Agent by 10:00 a.m., New York City time, on the Business Day immediately following the Repurchase Date or on or prior to the Change in Control Repurchase Date, interest (including Liquidated Damages, if any) shall cease to accrue on such Convertible Notes (or portions thereof) as of such Repurchase Date or Change in Control Repurchase Date, and the Holder thereof shall have no other rights as such, other than the right to receive the Repurchase Price or Change in Control Repurchase Price, as the case may be, and interest (including Liquidated Damages, if any) upon surrender of such Convertible Note.

(7) Conversion.

A Holder of a Convertible Note may convert any portion of the principal amount of any Convertible Note that is an integral multiple of $1,000 into cash and fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/10000th of a share) of Common Stock in accordance with the provisions of Section 5.14 of the Indenture; provided that if such Convertible Note is called for redemption, the conversion right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date of such Convertible Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Convertible Note is redeemed). Such conversion right shall commence on the initial issuance date of the Convertible Notes and expire at the close of business on the date of maturity, subject, in the case of conversion of any Global Security, to any

Applicable Procedures. The Conversion Price shall, as of the date of the Indenture, initially be $104.208 per share of Common Stock. The Conversion Rate shall, as of the date of the Second Supplemental Indenture referred to above, initially be 9.5962 shares of the Company’s Common Stock for each $1,000 principal amount of Convertible Notes. The Conversion Price and Conversion Rate will be adjusted under the circumstances specified in the Indenture. Upon conversion, no adjustment for interest (including Liquidated Damages, if any) or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Common Stock Price on the last day of the applicable Observation Period. Delivery of the shares of Common Stock and cash (including cash in lieu of fractional shares) shall be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Convertible Note and accrued but unpaid interest (including Liquidated Damages, if any) thereon. Any accrued interest (including Liquidated Damages, if any) payable on a converted Convertible Note will be deemed paid in full, rather than canceled, extinguished or forfeited.

In addition, following certain corporate transactions that occur on or prior to May 15, 2007 and that constitute a Change in Control (other than relating to the composition of the Board of Directors as described in clause (d) of the definition of Change in Control in Section 1.1) and for which 10% or more of the fair market value of the consideration for the Common Stock (as determined by the Board of Directors) in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market System, a Holder who elects to convert its Convertible Notes in connection with such corporate transaction will be entitled to receive Additional Shares of Common Stock upon conversion in certain circumstances (it being understood that a Holder of Convertible Notes electing to convert its Convertible Notes pursuant to Section 5.1(b) of the Second Supplemental Indenture referred to above shall provide the Conversion Agent with a notice as contemplated by Section 5.2 of the Second Supplemental Indenture).

As provided in the Indenture, to convert a Convertible Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Convertible Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or other tax, if required and (e) if the Convertible Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures. If a Holder surrenders a Convertible Note for conversion between the close of business on the Record Date and the opening of business on the related Interest Payment Date, provided that such Interest Payment Date is an Interest Payment Date the interest due on which is payable to the Holder as of the preceding Regular Record Date, the Convertible Note must be accompanied by payment of an amount equal to the interest (including Liquidated Damages, if any) payable on such Interest Payment Date on the principal amount of the Convertible Note or portion thereof then converted; provided that no such payment shall be required if such Convertible Note has been called for redemption on a Redemption Date within the period between the close of business on such Record Date and the opening of business on such Interest Payment Date, or if such Convertible Note is surrendered for conversion on the Interest Payment Date or is being redeemed on such Interest Payment Date or if such Interest Payment Date is the Stated Maturity of the principal of the Convertible Notes. A Holder may convert a portion of a Convertible Note equal to $1,000 or any integral multiple thereof.

A Convertible Note in respect of which a Holder has delivered a Repurchase Notice or a Change of Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Convertible Note as provided in Section 3.2 or Section 3.3, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

(8) Denominations; Transfer; Exchange.

The Convertible Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Convertible Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any Convertible Notes selected for redemption (except, in the case of a Convertible Note to be redeemed in part, the portion of the Convertible Note not to be redeemed), or any Convertible Notes in respect of which a Repurchase Notice or a Change in Control Repurchase Notice has been given and not withdrawn (except, in the case of a Convertible Note to be repurchased in part, the portion of the Convertible Note not to be repurchased), or any Convertible Notes for a period of 15 days before the mailing of a Notice of Redemption of Convertible Notes to be redeemed.

(9) Persons Deemed Owners.

The registered Holder of this Convertible Note may be treated as the owner of this Convertible Note for all purposes.

(10) Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Convertible Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Convertible Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Convertible Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Convertible Notes, among other things, (i) to cure any ambiguity, omission, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of Convertible Notes in any material respect, (ii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, or (iii) to comply with the provisions of the TIA or any requirement of the Commission in connection with the qualification of the Indenture under the TIA, in each case as set forth in the Indenture.

(11) Defaults and Remedies.

As set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee may, and at the written request of the Holders of not less than 25% in principal amount of Convertible Notes then Outstanding shall, declare the principal of and accrued but unpaid interest (including Liquidated Damages, if any) of all the Convertible Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Convertible Notes may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Convertible Notes unless it has received security or indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Convertible Notes at the time outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Convertible Notes notice of any continuing Default or Event of Default (except a default in payment of principal or interest when due, for any reason) if it determines in good faith that withholding notice is in the interests of Holders.

(12) Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Convertible Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(13) No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Convertible Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

(14) Ranking.

The Convertible Notes shall be direct, unsubordinated, unsecured debt obligations of the Company and shall rank equally in right of payment with any other existing and direct, unsubordinated, unsecured debt of the Company and senior to any future subordinated indebtedness of the Company.

(15) Authentication.

This Convertible Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Convertible Note.

(16) Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (“Tenants In Common”), TEN ENT (“Tenants By The Entireties”), JT TEN (“Joint Tenants With Right Of Survivorship And Not As Tenants In Common”), CUST (“Custodian”) and U/G/M/A (“Uniform Gift To Minors Act”).

(17) Governing Law.

THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

(18) CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Convertible Notes as a convenience to the Holders of the Convertible Notes. No representation is made as to the accuracy of such numbers as printed on the Convertible Notes and reliance may be placed only on the other identification numbers printed hereon.

(19) Conflicts with Indenture.

In the event of any conflict, inconsistency or ambiguity between any provision set forth in this Convertible Note and any provision of the Indenture, the Indenture shall control.

ASSIGNMENT FORM

To assign this Convertible Note, fill in the form below:

I or we assign and transfer this Convertible Note to

_________________________________________________

_________________________________________________

_________________________________________________

(Insert assignee’s soc. sec. or tax ID no.)

_________________________________________________

_________________________________________________

_________________________________________________

(Print or type assignee’s name, address and zip code)

_________________________________________________

_________________________________________________

_________________________________________________

and irrevocably appoint                                  agent to transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.

Date:

CONVERSION NOTICE

To convert this Convertible Note into Cash and Common Stock of the Company, check the box  ☐

To convert only part of this Convertible Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

_________________________________________________

_________________________________________________

_________________________________________________

If you want the stock certificate made out in another person’s name fill in the form below:

_________________________________________________

_________________________________________________

_________________________________________________

(Insert the other person’s soc. sec. or tax ID no.)

_________________________________________________

_________________________________________________

_________________________________________________

(Print or type other person’s name, address

and zip code)

Your Signature:

(Sign exactly as your name appears on the other side of this Convertible Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

FORM OF REPURCHASE NOTICE

To: Prudential Financial, Inc.

The undersigned registered holder of this Convertible Note requests and instructs the Company to repurchase this Convertible Note, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the date specified below, in accordance with the terms and conditions referred to in this Convertible Note and the Indenture referred to in this Convertible Note and directs that the check in payment for this Convertible Note or the portion thereof and any Securities representing the portion of principal amount hereof not to be so repurchased, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Convertible Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities not repurchased if to be issued other than to and in the name of registered holder:
(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all): $__,000

date of requested repurchase:                     , 20__

(specify either 2007, 2008, 2009, 2010, 2011, 2016, 2021, 2026 or 2031)

FORM OF OPTION TO ELECT REPURCHASE

UPON A CHANGE IN CONTROL

To: Prudential Financial, Inc.

The undersigned registered holder of this Convertible Note hereby acknowledges receipt of a notice from Prudential Financial, Inc. (the “Company”) as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase this Convertible Note, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of this Convertible Note and the Indenture referred to in this Convertible Note and directs that the payment for this Convertible Note or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Convertible Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities not repurchased if to be issued other than to and in the name of registered holder:
(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all): $__,000

SCHEDULE I*

PRUDENTIAL FINANCIAL, INC.

Floating Rate Convertible Senior Notes due December 12, 2036

No.:

Date	Principal Amount	Notation

*	Include only on Global Security

EXHIBIT B

TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Convertible Note hereby certifies with respect to $              principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐	The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or

☐	The transfer of the Surrendered Securities is pursuant to an exemption from the registration requirement of the Securities Act provided by Rule 144 thereunder; or

☐	The transfer of the Surrendered Securities is to an institutional investor that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐	A transfer of the Surrendered Securities is made to the Company or any of its subsidiaries.

The undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

Date:

Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

B-1

EXHIBIT C

PROJECTED PAYMENT SCHEDULE

C-1

EXHIBIT D

FORM OF ACCREDITED INVESTOR CERTIFICATE

[DATE]

Prudential Financial, Inc.

Attn: Investor Relations

751 Broad Street

Newark, New Jersey 07102

Ladies and Gentlemen:

We are delivering this letter in connection with the proposed transfer of $                     of Floating Rate Convertible Senior Notes due December 12, 2036 (the “Convertible Notes”) of Prudential Financial, Inc. (the “Issuer”), as described in the Offering Circular dated December 7, 2006 (the “Offering Circular”) relating to the Convertible Notes.

We hereby confirm that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), or an entity in which all of the equity owners are institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Institutional Accredited Investors”), and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Convertible Notes, and we and any accounts for which we are acting are each able to bear the economic risks of our or their investment. We will acquire Convertible Notes having a minimum principal amount of not less than $100,000 for our own account or for any accounts for which we are acting.

2. We are acquiring the Convertible Notes for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

3. We are not acquiring the Convertible Notes with a view to distribution thereof or with any present intention of offering or selling the Convertible Notes or the shares of Common Stock of the Company issuable upon conversion thereof (the “Underlying Shares”), except as permitted below, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

4. We understand that any subsequent transfer of the Convertible Notes and the Underlying Shares is subject to certain restrictions and conditions set forth in the indenture relating to the Convertible Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Convertible Notes or the Underlying Shares except in compliance with such restrictions and conditions and the Securities Act.

5. We understand that the offer and sale of neither the Convertible Notes nor the Underlying Shares have been or will be registered under the Securities Act, and that neither the Convertible Notes nor the Underlying Shares may be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as

D-1

hereinafter stated, that if we should sell any Convertible Notes or Underlying Shares, we will do so only (i) to a person whom we reasonably believe is a qualified institutional buyer, as such term is defined in Rule 144A (a “QIB”), acquiring for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (ii) subject to the requirements of the indenture relating to the Convertible Notes, pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) to an institutional investor that is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to an exemption from registration under the Securities Act (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to the Issuer or any of its subsidiaries, in each of cases (i) through (v) in accordance with any applicable securities laws of any state of the United States and other jurisdictions, and we further agree to provide to any person purchasing any of the Convertible Notes or Underlying Shares from us a notice advising such purchaser that resales of the Convertible Notes and Underlying Shares are restricted as stated herein.

6. We understand that, on any proposed transfer of any Convertible Notes or Underlying Shares, we will be required to furnish to the Issuer and the trustee for the Convertible Notes (the “Trustee”) such certificates, legal opinions and other information as the Issuer or the Trustee may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Convertible Notes and Underlying Shares purchased by us will be in certificated form and will bear a legend to the foregoing effect.

Each of the Issuer, the Trustee and the initial purchasers of the Convertible Notes is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Purchaser)

By:
Name: Title:

Address:

D-2

SCHEDULE A

The following table sets forth the hypothetical Share Price and the number of Additional Shares to be received per $1,000 principal amount of Convertible Notes:

Effective Date of Change in Control	Stock Price
	$86.84	$90.00	$95.00	$100.00	$105.00	$110.00	$115.00	$120.00	$125.00	$135.00	$145.00	$155.00	$170.00
December 12, 2006	1.9192	1.6144	1.2168	0.9106	0.6806	0.5120	0.3909	0.3055	0.2460	0.1766	0.1429	0.1251	0.1102
March 12, 2007	1.9192	1.5661	1.1454	0.8246	0.5888	0.4214	0.3065	0.2298	0.1796	0.1265	0.1038	0.0927	0.0829
June 12, 2007	1.9192	1.5193	1.0650	0.7222	0.4781	0.3142	0.2102	0.1474	0.1109	0.0784	0.0671	0.0614	0.0558
September 12, 2007	1.9192	1.5149	0.9749	0.5902	0.3313	0.1780	0.0983	0.0614	0.0458	0.0363	0.0333	0.0311	0.0283
December 12, 2007	1.9192	1.5149	0.9301	0.4038	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The Share Prices and additional share amounts set forth above are based upon a common stock price of $86.84 at December 7, 2006 and an initial Conversion Price of approximately $104.208.

Schedule A-1